Exhibit 10.2
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SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE
     This Settlement Agreement and Mutual General Release (“Agreement”) is made and entered into as of February 5, 2008, by and among A&L Salvage, LLC, a Pennsylvania limited liability company (“A&L”), Apex Environmental, LLC, a Delaware limited liability company (“Apex”), Hudson Logistics, Inc., a Delaware corporation (“Hudson”) and Chartwell International, Inc., a Nevada corporation (“Chartwell”). A&L, Apex, Hudson and Chartwell are collectively referred to herein as the “Parties.”
RECITALS
     Whereas, A&L and Apex filed a complaint against Hudson and Chartwell in the Superior Court of New Jersey, Passaic County, New Jersey, entitled A&L Salvage, LLC and Apex Environmental, LLC vs. Chartwell International, Inc. and Hudson Logistics, Inc., Docket No. PAS-L-4344-07, filed October 18, 2007 and amended January 18, 2008, which includes claims for nonpayment for service rendered (the “Action”);
     Whereas, the Parties desire to fully and finally resolve, settle, compromise, and discharge any and all actual or potential claims and controversies between them, regardless of whether such actual or potential claims are known or unknown; and
     Therefore the Parties agree as follows:
AGREEMENT
     In consideration of the promises and mutual covenants, waivers, and releases contained herein, it is hereby agreed by and between the Parties hereto as follows:
1. Hudson shall pay to Apex and A&L the total sum of Four Hundred and Ninety Thousand Dollars ($490,000.00) on behalf of Hudson and Chartwell to fully settle all outstanding claims and invoices of Apex and A&L incurred by Hudson as alleged in the Action (the “Payment”). Said Payment shall be sent via wire transfer no later than February 6, 2008, in the amounts and pursuant to the information set forth below. The Payment shall represent full payment of any and all sums due to Apex and A&L by Hudson, Chartwell, and/or their respective assignees with respect to all outstanding claims, debts and/or invoices of Apex and A&L incurred and owing by Hudson through the date of this Agreement in relation to the business of Hudson. A&L and Apex’s receipt of the Payment shall be conclusive evidence of Hudson and Chartwell meeting their obligations under this Agreement and, as of the time of receipt of payment, there is no breach or default of any contract affecting or having any relation to the Action or the rights of the Parties, any such alleged prior breach or default having been cured or resolved, nor is there any claim or threatened claim of such a breach or default that is being asserted or will be asserted relating to activities through said date and time.

Wire Transfer Information

For A&L: $345,959.11	For Apex: $144,040.89

Bank: Huntington National Bank, Ohio	Bank: Comerica Bank, Detroit, Michigan

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ABA# 044000024	ABA# 072000096

Acct Name: A&L Salvage	Acct Name: Apex Environmental Depository Account

Acct #: 01789759587	Acct#: 1852400827
2. All claims that A&L and Apex have asserted or could have asserted in the Action shall be dismissed with prejudice, with waiver of all rights of appeal and other judicial review, attorneys’ fees and/or costs. Upon receipt of the Payment, A&L and Apex shall direct their respective counsel to execute and file with the Superior Court of New Jersey, Passaic County, a Stipulation of Dismissal With Prejudice of All Claims in the form attached hereto as Exhibit A.
3. A&L and Apex individually and jointly do hereby release, acquit and fully and forever discharge each of Hudson and Chartwell, together with its respective directors, officers, employees, successors, affiliates, agents, representatives, assigns, and attorneys, in such capacities, of and from all actions, causes of action, accounts, agreements, attorneys’ fees, bonds, covenants, contracts, controversies, claims, damages, demands, debts, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, suits, sums of money, trespasses and variances whatsoever, whether known or unknown, contingent or fixed, in law, admiralty or equity, which A&L and Apex now have or ever had against Hudson or Chartwell from the beginning of the world to the date of this Agreement, that relate to or arise out of the facts or subject matter that were asserted or could have been asserted in the Action through this date, provided that any obligations created by or set forth in this Agreement shall not be released.
4. Hudson and Chartwell individually and jointly do hereby release, acquit and fully and forever discharge each of A&L and Apex, together with its respective directors, officers, employees, successors, affiliates, agents, representatives, assigns, and attorneys, in such capacities, of and from all actions, causes of action, accounts, agreements, attorneys’ fees, bonds, covenants, contracts, controversies, claims, damages, demands, debts, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, suits, sums of money, trespasses and variances whatsoever, whether known or unknown, contingent or fixed, in law, admiralty or equity, which Hudson and Chartwell now have or ever had against A&L or Apex from the beginning of the world to the date of this Agreement, that relate to or arise out of the facts or subject matter that were asserted or could have been asserted in the Action, provided that any obligations created by or set forth in this Agreement shall not be released.
5. A&L and Apex individually and jointly release, acquit and fully and forever each discharge the other, together with respective directors, officers, employees, successors, affiliates, agents, representative, assigns, and attorneys, in such capacities, of and from all actions, claims, damages, demands, debts, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, suits, sums of money, trespasses and variances whatsoever, whether known or unknown, contingent or fixed, but only as related to their respective claims against Hudson and/or Chartwell, regardless of whether such claims were or could have been asserted in the Action.

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6. The Parties, and each of them, warrant and in good faith represent that there has been, and there will be, no assignment or transfer of any interest in any of the claims released hereunder, and each of the Parties agree to indemnify and hold each other harmless from any liability, claims, demands, damages, costs, expenses, and attorney fees by any of them as a result of any person asserting such assignment or transfer of any rights or claims released hereunder.
7. The Parties, and each of them, acknowledge, agree, and represent that it: (a) has had the opportunity to be represented in connection with the negotiation and preparation of this Agreement by counsel of that Party’s choosing; (b) has read the Agreement and has had it fully explained by its counsel, if applicable; (c) it is fully aware of the contents and legal affect of this Agreement; and (d) has authority to enter into and sign the Agreement.
8. This Agreement shall bind the heirs, personal representatives, successors and assigns of each of the Parties and shall inure to the benefit of each of the Parties, its agents, directors, officers, employees, attorneys, successors, and assigns.
9. The Parties, and each of them, hereby acknowledge and agree that neither the execution of this Agreement nor the performance of any act pursuant to the Agreement constitutes an admission of liability, express or implied, of any of the Parties with respect to any fact or matter which may have arisen in connection with the Action. This Agreement is entered into for the purpose of amicably resolving the disputes that have arisen between the Parties without further expenditure of attorney fees or other resources.
10. The Parties, and each of them, warrant and represent that, to the best of its knowledge, all facts and information underlying and contained within this Agreement is true and correct. Notwithstanding the foregoing, the Parties, and each of them, acknowledge that the facts may turn out to be other than, or different from, the facts now believed by them to be true. The Parties expressly assume the risk of the facts turning out to be different than they believe them to be, and the Parties, and each of them, agree that this Agreement shall in all respects be effective and not subject to termination or rescission because of any such mistaken belief.
11. The Parties acknowledge that each of the Parties has participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by the Parties. The Parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.
12. This Agreement contains the entire and all of the agreements between the Parties hereto and constitutes the complete, final and exclusive embodiment of their Agreement with respect to the subject matters covered in this Agreement. Any and all prior or contemporaneous oral or written agreements, understandings, representations, and statements, oral or written, are merged into and superseded by this Agreement. No claimed additions to or modifications or amendments of this Agreement, nor any claimed waiver of its terms or conditions, shall be effective unless in writing and signed by the duly authorized representative of the Party against whom the same may be asserted.

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13. Each Party shall bear its costs, expenses, and attorney fees, whether taxable or otherwise incurred in, or arising out of, or in any way related to the matters released, including without limitation, costs, expenses, attorney fees and taxes incurred in, or arising out of, or related to the subject matter of this Agreement and the Action.
14. This Agreement shall be deemed to have been entered into, and shall be construed and enforced in accordance with the laws of the State of Delaware as applied to contracts made and to be performed entirely in Delaware. Any such action or proceeding shall be brought in the Superior Court of New Jersey, Law Division, Passaic County, as a request to re-open the Action for purposes of enforcement of this Settlement Agreement.
15. Should any Party hereto bring an action or proceeding for the purpose of enforcing this Agreement, then, in such an event, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred as a result thereof, including, but not limited to, reasonable attorney fees.
16. Whenever the text hereof requires, the use of the singular noun shall include the appropriate plural noun and vice-versa.
17. This Agreement may be executed in two or more counterparts. Facsimile signatures shall be acceptable.
     BY SIGNING BELOW I REPRESENT THAT I HAVE AUTHORITY TO EXECUTE THIS AGREEMENT ON BEHALF OF THE PARTY INDICATED ABOVE MY NAME, AND I REPRESENT THAT I HAVE READ, UNDERSTAND, AND AGREE TO ALL OF THE TERMS SET FORTH IN THIS AGREEMENT.

Dated: February __, 2008	Dated: February __, 2008

A&L Salvage, LLC	Apex Environmental, LLC

By:	By:

Name:	Name:

Title:	Title:

Dated: February 6, 2008	Dated: February 6, 2008

Hudson Logistics, Inc.	Chartwell International, Inc.

By:	By:

Name:	Name:

Title:	Title:

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Exhibit A